Exhibit 4.2

---DEED NUMBER:Seven (7)

----------------DEED OF TRUST--------------- ------

---In the City of San Juan, Puerto Rico, this twenty second (22nd) day of December, two thousand four (2004).--------

-------------------BEFORE ME ---------------------

-IVELISSE COLLAZO RIVERA, Notary Public in and for the Commonwealth of Puerto Rico, with residence in San Juan, Puerto Rico and offices at the Eighth Floor, American International Plaza, 250 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918-1818.--------------------------------------

---------------------APPEAR-----------------------

---AS PARTY OF THE FIRST PART: Sears, Roebuck de Puerto Rico, Inc., a corporation organized and existing under the laws of Delaware (hereinafter referred to as the ""Employer""), employer identification number 66-0233626, acting and represented herein by its authorized representative Carson Theodore Wells, Jr., also known as Carson T. Wells, Jr., social security number ###-##-####, of legal age, married and resident of San Juan, Puerto Rico, who is duly authorized to appear on behalf of the Employer as it appears on an Unanimous Written Consent of the Board of Directors executed by the Employer's Directors on November twenty-nine (29th), two thousand four(2004).-----------------

---AS PARTY OF THE SECOND PART: BANCO POPULAR DE PUERTO RICO, a banking corporation organized and existing under the laws of the Commonwealth, appearing in its capacity as Trustee (hereinafter sometimes referred to as the ""Trustee""), employer identification number 66-0175278, represented by its Second Vice President, Maryvette Velazquez Torres, social security number ###-##-####, of legal age, married and resident of Carolina, Puerto Rico, who is duly authorized to appear on behalf of the Trustee as it appears on a Certificate of Resolution, executed by its Assistant Secretary, on August nineteen (19), two thousand four (2004).---------------------------

----I, the Notary Public, hereby certify that I am personally acquainted with the natural person appearing on behalf of the party of the Second part and since I am not personally acquainted by the natural person appearing on behalf of the party of the First part, I have identified him by means of his driver's license number 21839677 issued by the State of North Carolina, United States, in accordance with Article 17(c) of the Notarial Act. Further, the appearing parties represent to me that they have, and in my judgment they do have the necessary legal capacity and authority to execute this deed. Wherefore they freely and voluntarily. -------------------------------------------STATE------------------------------

---WHEREAS: The Employer has heretofore adopted the Plan.------------------------------------------------WHEREAS: The Employer is the Administrator of the Plan; and -----------------------------------------WHEREAS: Under the provisions of the plan, funds will from time to time be contributed to the Fund, which amounts, as and when received by the Trustee, will constitute the principal of the Fund to be held for the benefit of the Participants and/or their Beneficiaries; .---------------------

---WHEREAS, the Trustee has agreed to act as trustee and to hold and administer the funds of the Plan as hereinafter provided.----------------------

---NOW, THEREFORE, the Employer hereby establishes a Fund with the Trustee which the Trustee shall hold, manage and administer without distinction between principal and income upon the terms and conditions hereinafter set forth.:---------------

---------------------SECTION I -------------------

--------------------DEFINITIONS-------------------

---The following terms when used herein, shall have meanings as set forth below:----------------------

---Administrator - The Employer shall serve as the Administrator (i.e., the named fiduciary) as ERISA defines such term, and the Board shall appoint a person or persons to act as the Employer's agent to carry out its responsibilities to control the administration of the Plan. The term Administrator shall also include any Recordkeeper, Agent or Custodian appointed by the Employer, or their designees.-------------------------Agent - The agent appointed by the Trustee pursuant to Section four point one (4.1) of this Agreement.----------------------------------------

---Agent - The agent appointed by the Trustee pursuant to section four point one (4.1) of this Agreement.

---Agreement - This Agreement together with all amendments thereto from time to time in effect.--

---Beneficiary - Any person a Participant designates to receive any payments due under the Plan on the death of the Participant.---------------------

---Board - The Board of Directors of the Employer or any similar body that controls the operations of the Employer.-------------------------------------

---Commingled Trust - A collective investment or pooled trust fund established under Section Nine Point Eighteen (9.18) of the Comptroller of the Currency's regulations, or similar regulations of any Federal or State authority or agency that has jurisdiction over the Trustee, the Investment Manager or the subject matter of the Trust. ------

---Custodian - The person or entity appointed by the Trustee at the direction of the Employer pursuant to Section four point one (4.1) of this Agreement to take custody of all or part of the Trust. -------------------------------------------

---Declaration of Trust - The document that establishes any Commingled Trust.-----------------

---Employer-Sears Roebuck and Co. ---Float - The time period between the date of issuance of a check for payment of benefits and the cashing of the same. ----------------------------

---ERISA - The Employee Retirement Income Security Act of nineteen hundred seventy four (1974), all amendments thereto, and regulations issued from time to time thereunder. -------------------------

---Fiscal Year - The annual accounting period of the Trust which begins on January first (1st) and ends on December thirty-one (31) of each year.---

---Fund - A trust fund that consists of cash and such other property acceptable to the Trustee as shall from time to time, be paid or delivered to the Trustee and the earnings and profits thereon less the payments which the Trustee shall have made at the time of reference.------------------------

----Investment Committee - The committee appointed by the Employer who has the power to establish the number and types of investment choices available under the Plan and to appoint an Investment Manager.------------------------------

---Investment Manager - Any person, firm, or corporation who is a registered investment adviser under the Investment Advisers Act of nineteen hundred forty (1940), a bank or an insurance company, who: (a) has the power to manage, acquire, or dispose of Trust''s assets; and (b) acknowledges in writing its fiduciary responsibility to the Plan.----------

---Participant - An employee of the Employer, as defined in the Plan, who has become and continues to be a participant in or member of such Plan in accordance with the provisions of such Plan.------

---Plan -The Sears Puerto Rico Savings Plan, together with all amendments thereto from time to time in effect.---

---Puerto Rico Code - The Puerto Rico Internal Revenue Code of 1994, as amended. ----------------

---Recordkeeper - The person or entity appointed by the Employer to perform recordkeeping and other administrative services on behalf of the Plan. ---

---Trust - The Sears Puerto Rico Savings Plan Trust created pursuant to this deed. -------------------

-------------------SECTION II --------------------

----------------CONCERNING THE FUND -------------

---SECTION TWO POINT ONE (2.1): IN GENERAL: The Trustee shall be responsible only for the property it receives as Trustee and shall have no authority to force the Employer to contribute to the Fund and shall not be responsible for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan. ---------------------------------

---SECTION TWO POINT TWO (2.2): DISBURSEMENT OF FUNDS: Trustee shall, from time to time, on the written directions from the Administrator, Recordkeeper, Agent, Custodian, or their designees, pay out of the Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in the written directions of the Administrator, Recordkeeper, Agent, Custodian, or their designees (or in accordance with Section 5 hereof). Upon any such payments, the amount thereof shall no longer constitute a part of the Fund. Notwithstanding the foregoing, the total amount of any payment (check, electronic funds transfer or distribution of other assets) shall be reduced to comply with Puerto Rico and federal income tax withholding requirements pursuant to Sections six point two (6.2) and six point three (6.3) of this Agreement, respectively. The Trustee shall consider each such direction a representation and certification by the Administrator, Recordkeeper, Agent, Custodian, or their designees, that the directed payment is in conformity with Section Two Point Three (2.3) hereof. ------------------------

---SECTION TWO POINT THREE (2.3): NON-DIVERSION OF FUNDS: At no time prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under this Trust shall any part of the corpus or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of such Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan and Trust.--------------

---In the event of the termination of the Plan, the provisions of the first paragraph of this Section notwithstanding, any residual assets of the Plan may be distributed to the Employer at the direction of the Administrator, Recordkeeper, Agent, Custodian or their designees, if all liabilities of the Plan to the Participants and their Beneficiaries have been satisfied and the distribution does not contravene any provision of law.---------------------------------------------

---SECTION TWO POINT FOUR (2.4): RETURN OF CONTRIBUTIONS: In the case of a contribution that is made by the Employer as a result of a mistake of fact, paragraph Two Point Three (2.3) above shall not prohibit the return to the Employer, at the written direction of the Investment Committee, Administrator, Recordkeeper, Agent, Custodian, or their designees, of such contribution within one (1) year after the payment of the contribution. If the Employer conditions a contribution, in writing, upon qualification of the Plan under Section 1165 of the Puerto Rico Code or any successor legislation of similar nature, and if the Plan does not qualify, then paragraph Two Point Three (2.3) above shall not prohibit the return to the Employer, at the direction of the Administrator, Recordkeeper, Agent, Custodian,, or their designees, of such contribution. Also, in case any contribution made by the Employer is disallowed as a deduction under Section 1023(n) of the Puerto Rico Code and the regulations issued thereunder, or any successor legislation of similar nature, then, to the extent the deduction is disallowed, paragraph Two Point Three (2.3) above shall not prohibit the return to the Employer, at the written direction of the Administrator, Recordkeeper, Agent, Custodian,, or their designees, of such contribution within one (1) year after the disallowance of its deduction.--------------------- -------------------------------------

-------------------SECTION III -------------------

---THE EMPLOYER, THE ADMINISTRATOR, AND THE TRUSTEE-------------------------------------------

---SECTION THREE POINT ONE (3.1): THE EMPLOYER: The Employer shall certify to the Trustee the name(s) and specimen signature(s) of the person(s) the Administrator appoints to act as the Employer''s agent to administer the Plan. The Employer shall promptly notify the Trustee, in writing, of the appointment of a new Administrator. Until the Trustee receives such written notice, it shall be fully protected in assuming that the Administrator is unchanged and may act accordingly.-------------

---SECTION THREE POINT TWO (3.2): THE-------------

ADMINISTRATOR: The Administrator shall certify to the Trustee the names of the persons authorized to represent it before the Trustee and the Trustee, may act on any direction signed on behalf of the Administrator which the Trustee reasonably believes in good faith to be genuine, and to have been executed by the Administrator or by any person whose authority to act on behalf of the Administrator has been certified to the Trustee. The Trustee, unless it knows that a direction constitutes a breach of the Administrator''s fiduciary responsibility with respect to the Plan, shall not be liable in any way for any payment made pursuant to any direction of the Administrator, but in the absence of knowledge that any direction constitutes such a breach, the Trustee shall have no duty to inquire or investigate prior to taking any action upon any such direction from the Administrator.-----------------

---SECTION THREE POINT THREE (3.3): THE TRUSTEE: The Trustee may rely upon any certificate, notice, or direction of the Employer, Investment Committee or Administrator which the Trustee reasonably believes in good faith to be genuine, and to have been signed by a duly authorized officer or agent of the Employer, the Investment Committee or the Administrator.------------------------------------

---SECTION THREE POINT FOUR (3.4): COMMUNICATIONS: The Investment Manager, the Investment Committee, Administrator, Recordkeeper, Agent, Custodian, the Trustee, or their designees, and any other persons responsible for the investment of any portion of the Trust Fund shall establish such communication procedures, including oral, written and electronic communication procedures (or any combination of such procedures) as the Investment Manager, Investment Committee, Administrator, Recordkeeper, Custodian, Agent, the Trustee, or their designees, and such other persons deem reasonable and prudent under the circumstances for the orderly administration of the Fund. The Employer shall designate in writing the individual or individuals authorized to act on their behalf under this Agreement, the Investment Manager, Administrator, Recordkeeper, Agent, Custodian, the Investment Committee, or their designees, which certification shall set forth the name and signature of each such individual and which shall be accompanied by such other supporting documents as the Trustee shall deem reasonable under the circumstances. The Trustee and each other person acting on its behalf shall be entitled to rely conclusively upon any and all written communications from the Employer, Administrator, Recordkeeper, Agent, Custodian, the Investment Manager, the Investment Committee, or any other person responsible for investment of or Administration of the Fund which the Trustee reasonably believes to be communicating in accordance with such established procedures, unless the Trustee reasonably believes that the action or inaction required by the communication would violate the terms of ERISA, the Puerto Rico Code, the Plan, or this Agreement. Communications from the Employer, Administrator, Recordkeeper, Agent, Custodian, the Investment Manager or the Investment Committee to the Trustee shall be sent to such address as the Trustee shall specify, and such communications shall be binding upon the Fund and the Trustee, when the Trustee receives them.--

----------------------SECTION IV -----------------

----ADMINISTRATION AND INVESTMENT OF THE FUND----

---SECTION FOUR POINT ONE (4.1): ADMINISTRATIVE POWERS AND AUTHORITY OF TRUSTEE: The Trustee shall have the following powers and authorities:---------

-----(a) Exercise of Owner's Rights - To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; to abandon any property it determines to be worthless; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held as part of the Fund.--------------------(b) Right to Borrow - To borrow or raise money for the purposes of the Fund in such amount, and upon such terms and conditions, as the Trustee in its absolute discretion may deem advisable; and, for any sums so borrowed, to issue its promissory note as Trustee, and no persons who lend money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any such borrowing. It is intended that the Trustee shall not have the power to borrow from itself; or any other party in interest (as such term is defined in ERISA Section Three hyphen Fourteen (3-14) with respect to the Plan. ---------------------------------(c) Settlement of Claims and Debts - To settle or compromise any claims, debts, or damages due or owed to or from the Trust, to commence or defend suits of legal or administrative proceedings, and to represent the Trust in all suits and legal or administrative proceedings, except that it will not exercise this power without the consent of the Administrator if the claim affects an interpretation of a participant's or his/her beneficiary rights under the Plan or the matter relates solely to the Trustee.--------------------

---(d) Maintaining Real Estate - To repair, alter, or improve any building which may be on any real estate that form part of the Fund or to erect entirely new structures thereon.------------------

---(e) Registration of Investments - To register any investments held as part of the Fund in its own name or in the name of a nominee and to hold any investments in bearer form, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund.----

---(f) Employment of Counsel and Consultants-----

After consulting with the Employer and receiving approval therefore, to employ suitable legal counsel, consultants, accountants, enrolled actuaries, and other experts or agents (all of whom may also be advisers to the Employer), and to pay their reasonable expenses and compensations from the Fund if such expenses and compensation are determined to be administrative expenses of the Plan.---------------------------------------------

(g) Execution of Instruments - To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.-----------------------------------------

---(h) Power to Incorporate - To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest therein) in order to acquire and hold title to any property or interest in property that the Trustee is authorized to acquire.--------------

---(i) Pooling of Investments with Other Trusts - To pool all or any of the Trust Fund, form time to time, with assets that belong to any other qualified employee benefit trust the Employer creates, or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Fund and such other Funds and such other trusts and to allocate undivided shares or interest in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests.

---(j) Any Necessary Act - To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as may be necessary or proper for the accomplishment of the purpose for which the Trust was established.----------------------------

----(k) Power to Appoint an Agent - To appoint the Agent of the Trustee (although the exercise of such authority must be directed by the Administrator) and to transfer assets under the control of the Trustee to the Agent for investment purposes subject to the same powers, limitations and conditions imposed on the Trustee herein.-------------(l) Power to Enter into Agency Agreements - To enter into one (1) or more agency agreements for purposes of opening one (1) or more agency accounts and transferring or depositing therein all or part of the assets held by the Trustee that from time to time the Administrator, at its direction, may require to be placed in the agency account for investment purposes. -----------------------------

----(m) Power to Enter into Co-Trustee Agreement - To enter into one (1) or more co-trustee agreements, with approval of the committee, which are necessary or appropriate to carry out the powers herein granted.---------------------------------(n) Power to Appoint a Custodian - To appoint the Custodian (although the exercise of such authority must be directed by the Administrator) to take custody of all or part of the Trust. ---------

----(o) Power to enter into Custodial Account Agreements - To enter into one (1) or more custodial account agreements, with approval of the Administrator.------------------------------------

---SECTION FOUR POINT TWO (4.2): INVESTMENT POWERS AND AUTHORITY OF THE TRUSTEE: Subject to Section four point one (4.1), the Trustee shall have the following powers and authority:---------------

-----(a) General Investment Powers - To invest and reinvest the principal and income of the Fund and keep the Fund invested, without distinction between principal and income, in such securities or in such property, real, personal, whenever situated, as the Trustee shall deem advisable, including, but not limited to stocks, common or preferred, trust and participation certificates, mutual funds, commingled trusts, bonds and mortgages (including partial interest in bonds and mortgages or notes and mortgages the Federal Housing Administration insures), leaseholds on improved and unimproved real estate, except obligations and/or securities of the Employer or any of its affiliates, and other evidences of indebtedness or ownership, without liability for any loss if the Trustee selects and diversifies the investments with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person who acts in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, subject to the provisions of ERISA Sections 404 and 406. Without limiting, the generality of the foregoing, the Trustee shall, as and when the Administrator directs in writing, invest a portion of the Fund in the insurance, annuity, and/or any other type of individual or group contracts any qualified insurance company issues and the Administrator selects and shall deal with such contracts as and when the Administrator directs in writing.------------------------------

----(b) Power to Participate in a Commingled Trust - To the extent of the Fund's participation in a commingled trust, the Declaration of Trust that creates such commingled trust shall constitute a part of the Plan and of this Agreement, and any such investment in said Commingled Trust shall be subject to all the provisions of the Declaration of Trust as the same may be amended or supplemented.

---(c) Purchase of Property - To purchase or subscribe for any securities or property and to retain the same in the Fund.--------------------------(d) Sale, Exchange, Conveyance and Transfer of Property - To sell, exchange, convey, transfer or otherwise dispose of, any securities or property it holds by private contract or at public auction, and no person who deals with the Trustee shall be bound to see to the application of the purchased money or to inquire into the validity, expediency, or propriety of any such sale or other disposition.---

-----(e) Retention of Cash - To keep such portion of the Trust in cash or cash balances as the Trustee and the Employer may deem to be in the best interest of the Trust.----------------------------

---(f) Retention of Acquired Property - To accept and retain for such time as it may deem advisable any securities or other property it receives or acquires as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.---------------

----(g) Mortgage Powers - To renew or extend, or to participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to the reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee that pertains thereto, in any manner and to any extent that may be deemed advisable for the protection of the Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default, in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosures; to bid on property in foreclosure; to take a deed in lieu of foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee.--------------------------------------------(h) Purchase and Sale of Stock Options - The Trustee is expressly authorized to write and sell call options under which the holder of the option has the right to purchase shares of stock the Trustee holds as part of the assets of the Fund, if such options are traded on and sold through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for options contracts pursuant to Rule nine B hyphen one (9B-1) promulgated under such Act, and so long as the Trustee at all times, up to and including the time of exercise or expiration of any such option, holds sufficient stock in the Fund to meet the obligations under such option if exercised. In addition, the Trustee is expressly authorized to purchase and acquire call options for the purchase of shares of stock that such options cover if the options are traded on and purchased through a national securities exchange as described in the immediately preceding sentence, and so long as any such option is purchased solely in a closing purchase transaction, which means the purchase of an exchange traded call option, the effect of which is to reduce or eliminate the obligations of the Trustee with respect to a stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence. ------------------------------

-----(i) Investments - To invest that part of the Fund which the Trustee or the Administrator agree should be held in cash or cash balances in deposits in the banking department of the Trustee which bear a reasonable rate of interest, including but not limited to, demand deposits, certificates of deposit, savings certificates, and savings accounts.----------------------------------------

---SECTION FOUR POINT THREE (4.3): INVESTMENT MANAGER DIRECTIONS: The Employer will appoint an Investment Committee which may appoint an Investment Manager to carry out the investment responsibilities provided in Section Four Point Two (4.2) above. The Trustee shall carry out its investment responsibilities, as provided in Section Four Point Two (4.2) above, in respect to all or any part of the Fund, in accordance with the written instructions the appointed Investment Manager or Investment Committee delivers to it. If the Employer acting through the Investment Committee has appointed an Investment Manager pursuant to the ""Designation of Investment Manager""; or if subsequent to the execution of this Deed the Employer acting through the Investment Committee appoints the Investment Manager the Employer shall certify to the Trustee with a written notice of said appointment, and shall remain in effect until the Employer or Administrator or the Investment Committee advises the Trustee in writing of the termination of the Investment Manager's appointment. If the Employer, or the Investment Committee has not designated an Investment Manager with respect to all or any part of the Fund, the Trustee shall exercise all powers as set forth in Section Four Point Two (4.2) hereof. --------SECTION FOUR POINT FOUR (4.4)- SPECIFIC FUNDS, STOCKS OR ASSETS: Pursuant to the ""Employer's Investment Directions"" the Employer or the Investment Manager may direct the Trustee to invest all or any specified portion of the Trust in particular funds (including mutual funds, common collective or group trust funds), stocks or assets. In such event, the Trustee shall have no discretion with respect to the investment of the Trust or such portion of the Trust and shall be responsible only for executing the instructions of the Employer. The Trustee shall have no responsibility whatsoever for monitoring any investments the Employer, or the Investment Manager directs, nor shall the Trustee be required to take any action with respect to such investments unless the Trustee receives written notice from the Employer, or the Investment Manager. Further, the Trustee shall incur no liability whatsoever with respect to such investments (including, but not limited to, liability for late collection on calls of securities when said calls are not published in any of the national sources to which the Trustee subscribes) except for the delay or failure to act after the receipt of timely written notice of the need for such action from the Employer or the Investment Manager, or the Trustee's own negligence, willful misconduct, errors, mistake, violation of any applicable law, breach of this Agreement or the Plan, bad faith or misconduct of any of its employees.---------------

---If the Plan permits a Participant or a Beneficiary to direct the investment of his account, the Administrator, Recordkeeper, Custodian, Agent, the Investment Manager, the Investment Committee, or their designees, shall direct in writing the Trustee to establish such investment accounts within the Fund as may be necessary to effectuate such investment elections. The Administrator, Recordkeeper, Custodian, Agent,the Investment Manager, Investment Committee, or their designees, in consultation with the Trustee, shall establish such reasonable rules for said investment elections as the Trustee deems necessary or appropriate and such rules shall be applied in a uniform and non-discriminatory manner. The Administrator, Recordkeeper, Agent, Custodian, Investment Manager, Investment Committee, or their designees, shall communicate in writing all such investment elections to the Trustee. The Employer shall designate how accounts shall be invested in the absence of a proper affirmative direction from the participant or beneficiary.----------------------------Except as otherwise provided by ERISA, the Trustee shall have no responsibility whatsoever for any investment decisions a participant or beneficiary makes or for the investment of any portion of the Fund which is subject to the direction of a participant or beneficiary. ------------

-------------------SECTION V----------------------

-------------COMPENSATION AND EXPENSES------------

---SECTION FIVE POINT ONE (5.1): TRUSTEE: COMPENSATION AND OTHER EXPENSES: The expenses the Trustee incurs in the performance of its duties, including reasonable and necessary fees for legal, recordkeeping, or consulting services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other property charges and disbursements of the Trustee, shall be paid from the Trust Fund, provided prior written notification is given to the employer, and that such costs and expenses are reasonable and proper expenses of the Plan and the Fund as provided ERISA; except that the Trustee and the Employer may agree in writing that the Employer will pay any such costs and expenses.-----------------------------------------

The Trustee shall retain earnings on the float attributable to outstanding benefit checks as part of its overall compensation. However, if any invoice sent by the Trustee to the Employer is not paid within a period of sixty (60) days after the date of receipt of the invoice by the Employer, the Trustee shall be authorized, pursuant to the provisions of ERISA to charge the unpaid portion of such invoice to the Trust Fund, unless the payment of such expenses would constitute a ""prohibited transaction"" within the meaning of Section 406 of ERISA, or Section 1409(c) of the Puerto Rico Code (in which event such expenses must be paid by the Employer).----------------------------------------

---SECTION FIVE POINT TWO (5.2): INVESTMENT EXPENSES: Any expenses directly related to the investments of the Fund, such as brokerage commissions, custody fees, registration charges, etc. shall be paid from the Fund, except that the Trustee and the Employer may agree in writing that the Employer will pay any such expenses.-------SECTION FIVE POINT THREE (5.3): TAXES: All taxes of any kind that may be assessed or levied against or in respect of the fund shall be paid from the Fund and charged thereto, unless the Trustee and the Employer agree in writing that the Employer will pay any such taxes. -----------------------

----SECTION FIVE POINT FOUR (5.4): CUSTODIAL EXPENSES: Any expenses directly related to custody fees shall be paid from the Fund and charged thereto, unless the Trustee and the Employer agree in writing that the Employer will pay any scuh expenses.------------------------------------------

---------------------SECTION VI ------------------

----------MAINTENANCE OF RECORDS AND ACCOUNTS-----

---SECTION SIX POINT ONE (6.1): MAINTENANCE OF RECORDS: Except as provided below, the Trustee shall keep accurate and detailed accounts of all its receipts, investments, disbursements, and other transactions under this Agreement. Notwithstanding the foregoing, if the Administrator has retained or directed the Trustee to retain and appoint a Recordkeeper, Custodian or Agent, the Trustee shall only be responsible for maintaining accounts in reliance on the information provided to the Trustee by the Recordkeeper, the Custodian or the Agent, or their designees based on a net total amount per fund. Such person or persons as the Employer shall designate in writing shall be allowed to inspect the books of accounts that relate to the Fund upon request at any reasonable time during the business hours of the Trustee. Within sixty (60) days after the close of each Fiscal Year or the removal or resignation of the Trustee as provided in Section Seven (7) of this Agreement or the termination of the Plan or this Agreement, the Trustee shall render to the Employer (and certify the accuracy of) a written account of all its transactions related to the Fund during the period from the last previous accounting to the close of the Fiscal Year or the date of termination of the Plan or this Agreement; such account shall include a statement of assets and liabilities of the Fund at the close of the Fiscal Year, and show the current market value of each asset at that date, together with such additional information in the Trustee's possession as the Employer may need to comply with the provisions of ERISA Section 103. -------After the Trustee mails such account, the Employer shall promptly notify the Trustee in writing, within sixty (60)_days after receipt of such statement of account, of its approval or disapproval thereof. Such approval or any statement of account shall constitute an account stated between the Trustee and the Employer as to all matters embraced therein and shall be binding upon all persons interested in the Fund to the same extent as if the account had been settled and allowed in and processed before a court of competent jurisdiction on due written notice to all persons interested therein or affected thereby. In case the Employer shall not, within sixty (60) days after the receipt of any such statement of account, notify the Trustee in writing of its disapproval of the same, such statement shall constitute an account stated between the Employer and the Trustee as to all matters embraced therein, with the same force and effect as if the same had been duly approved in writing.------------------------------

- SECTION SIX POINT TWO (6.2): PUERTO RICO INCOME TAX WITHHOLDING AND REPORTING--The Trustee shall be responsible for the withholding of any Puerto Rico income taxes, preparation, filing or delivery of Puerto Rico Treasury Department Forms 480.5, 480.6A, 480.6B, 480.6(B)(1), 480.9A and 480.70(OE) or any other forms which are substituted for those or are required to be filed by the Puerto Rico Code in connection with any distribution or payment from the Plan out of the Fund, except to the extent that such responsibilities are delegated in writing by the Trustee and the Employer and/or Administrator to the Plan's Recordkeeper, Custodian, Agent, or its designees. The Trustee, upon written request, shall furnish to the Employer such additional information under its control as the Employer may reasonably request to prepare such other reports, tax returns, and forms to be filed with governmental agencies or delivered to participants and their beneficiaries.------------------------------------------The Trustee shall receive in electronic format, the information required to complete Puerto Rico Treasury Department Forms 480.5, 480.6A, 480.6B, 480.6(B)(1), 480.9A and 480.70(OE), or any other forms which are substituted for those or are required to be filed by the Puerto Rico Code, including, but not limited to sworn statement required by the Puerto Rico Code from the participants of the Plan at the time of distribution, from the Recordkeeper, Custodian, Agent of the Plan or their designees. Except as otherwise required by applicable law, the Trustee shall not be responsible for the accuracy or correctness of the information provided by the Recordkeeper, Custodian, Agent or their designees. The information provided to the Trustee shall be considered to be a representation from the Employer and/or Administrator that the information is correct and in conformity with applicable law. ---

---SECTION SIX POINT THREE (6.3) FEDERAL INCOME TAX WITHHOLDING AND REPORTING: The Trustee shall be responsible for the withholding of any federal income taxes, preparation , filing and delivery of any federal return required to be filed by the United States Code in connection with any distribution or payment from the Plan out of the Fund, except to the extent that such responsibilities are delegated in writing by the Trustee and the Employer and/or Administrator to the Recordkeeper, Custodian, Agent of the Plan or their designees. The Trustee shall receive in electronic format, the information required to complete the federal returns required to be filed by the United States Code as discussed above from the or Recordkeeper, Custodian, Agent of the Plan or their designees. Except as otherwise required by applicable law, the Trustee shall not be responsible for the accuracy or correctness of the information provided by the Recordkeeper, Custodian, Agent, or their designees. The information provided to the Trustee shall be considered to be a representation from the Employer and/or Administrator that the information is correct and in conformity with applicable law. ------- SECTION SIX POINT FOUR (6.4): RIGHT TO JUDICIAL ACCOUNTING: Nothing contained in this Agreement or in the Plan shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee''s accounts, or for instructions in connection with the Trust, the parties shall be the Trustee, Employer and the Administrator. If the Trustee so elects, it may bring in as a party's defendant(s) any other person(s).-----------------

--------------------SECTION VII ------------------

---REMOVAL, RESIGNATION AND APPOINTMENT OF -------

----------------SUCCESSOR TRUSTEE ----------------

---SECTION SEVEN POINT ONE (7.1): REMOVAL OF TRUSTEE: The Employer may remove the Trustee at any time by written notice provided that the effective date of the removal and of the appointment of a successor trustee(s) shall be at least sixty (60) days from the date of said written notice. The effective date of said removal and appointment may be less than sixty (60) days if acceptable to the Trustee and the Employer.------------------------

---SECTION SEVEN POINT TWO (7.2): RESIGNATION OF TRUSTEE: The Trustee may resign at any time by written notice to the Employer and the Committee provided that the effective date of the resignation shall be at least sixty (60) days from the date of said written notice. The effective date of said resignation may be less than sixty (60) days if acceptable to the Employer and the Trustee. ------

---SECTION SEVEN POINT THREE (7.3): APPOINTMENT OF SUCCESSOR TRUSTEE: The Employer, by act of its Committee, may appoint a successor trustee to act hereunder after the effective date of such removal or resignation. Until such a successor is appointed or until the effective date of resignation, whichever is earlier, the Trustee shall have full authority to act under the terms of this Agreement and the Plan.-------------------------------------

---SECTION SEVEN POINT FOUR (7.4): POWERS OF SUCCESSOR TRUSTEE: Each successor Trustee shall have the powers and duties conferred upon the Trustee in this Agreement and the term ATrustee@ as used in this Agreement shall be deemed to include any successor Trustee(s).-------------------------

---SECTION SEVEN POINT FIVE (7.5): DELIVERY OF ASSETS TO SUCCESSOR TRUSTEE: The Trustee shall transfer and deliver the Trust to the successor trustee on the effective date of the successor trustee''s appointment. Any part of the Fund then held in any Commingled Trust shall be withdrawn therefrom as of the valuation date (as defined in the Declaration of Trust) immediately following such notice of removal or resignation and shall be transferred and delivered to the successor trustee on the effective date of the successor trustee's appointment or on the earliest date following said valuation date on which withdrawal may be effected, whichever date is later. --------------------------

---SECTION SEVEN POINT SIX (7.6): LIABILITY OF TRUSTEE: When the Trust shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided in Section six (6) of this Agreement, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof, except for any claims which may arise attributable to any period prior to the transfer of the Trust.----------------------------------------

------------------SECTION VIII-------------------

----------------IMMUNITY OF TRUSTEE --------------

---SECTION EIGHT POINT ONE (8.1): RELIANCE ON COUNSEL AND CONSULTANTS OR ACTUARIES: The Trustee may from time to time seek the opinion of counsel, (who may be counsel for the Employer), and/or consultants, accountants, and actuaries, except as otherwise provided by ERISA, and shall be fully protected to act upon such advice. --------SECTION EIGHT POINT TWO (8.2) - INDEMNIFICATION OF TRUSTEE: The Trustee shall not, except as may be otherwise provided by ERISA be held responsible for any loss to the Fund, or to a Participant, or a Beneficiary, resulting from a breach of duty committed by any other fiduciary or party-in-interest unless the Trustee had knowledge of or participated in any such breach of duty.. The Trustee shall not be liable for any act or omission of an Investment Manager in connection with the Investment Manager=s discharge of its duties. The Employer agrees to indemnify and to hold the Trustee harmless from any liability imposed as a result of a claim asserted by any person or persons under the federal or state law where the Trustee has acted in good faith or in reliance on the direction or participation of the Employer or the Administrator or an Investment Manager, Agent, Recordkeeper, or Custodian duly appointed unless it arises from the Trustee=s own negligence or willful misconduct, errors, mistake, violation of any applicable law, bad faith, misconduct of any of its employees, or breach of this Agreement or the Plan. The Trustee shall not,except as may be required by law, give any bond or other security for the faithful performance of its duties under this Agreement. .---------------

---SECTION EIGHT POINT THREE (8.3): DIRECTIONS FROM EMPLOYER: Except as otherwise herein specifically provided, any action by the Employer pursuant to any of the provisions of this Agreement shall be evidenced by an appropriate written authorization of any person or committee to which the Board has delegated the authority for such action, and the Trustee shall be fully protected to act in accordance with any such resolution or other authorization, except in the case of the Trustee's own errors, negligence, willful misconduct, breach of fiduciary duty, misconduct, violation of any applicable law, bad faith, or breach of this Agreement or the Plan.------------------------------------

-------------------ARTICLE IX --------------------

------------TERMINATION AND AMENDMENTS -----------

---SECTION NINE POINT ONE (9.1): TERMINATION OF TRUST: This Agreement and the trust created hereby may be terminated by the Employer, at any time upon notice in writing to the Trustee, (and upon such termination or upon the dissolution or liquidation of the Employer, the Fund shall be paid out by the Trustee, as and when directed by the Administrator (or by any trustee appointed upon application of the Pension Benefit Guaranty Corporation), and to the extent directed by the Administrator, shall be used to purchase annuity or any other contracts issued by any insurance companies selected by the Administrator.-------------------------------------

---SECTION NINE POINT TWO (9.2): DISCONTINUANCE OF PLAN: In case the Plan is discontinued in whole or in part or this Trust is revoked or terminated, the Trustee shall apply or distribute the Fund in accordance with the written instructions of the Administrator. When the Fund shall have been so applied or distributed, the Trustee shall, except as otherwise provided by ERISA, be released and discharged from all further accountability or liability with respect to the Fund (or that part of the Fund so applied or distributed, if the Plan is terminated only in part) or any part thereof so applied or distributed. The Trustee shall not be required to distribute or apply any part of the Fund until the written approval of the termination has been received from the Internal Revenue Service and the Puerto Rico Treasury Department.----------

---SECTION NINE POINT THREE (9.3): EMPLOYER

AMENDMENT: The Employer reserves the right at any time to amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee, provided that no such amendment which affects the rights, duties, or responsibilities of the Trustee may be made without its consent, and provided further, that no amendments shall divert part of the Fund to any other purpose other than providing benefits to participants of the Plan and their beneficiaries or defraying reasonable expenses of administering the Fund. It is intended that this Agreement and the Plan to which it is related shall comply fully with the provisions of ERISA. Accordingly, this Agreement may be amended retroactively to its effective date in order to so comply.-------------

--------------------ARTICLE X--------------------

-------------MISCELLANEOUS PROVISIONS-------------

---SECTION TEN POINT ONE (10.1): INSURANCE--------

CONTRACTS: Any insurance company with whom the Trustee may enter into any contract shall not be deemed a party to this Agreement. A written certification by the Trustee as to the occurrence of any event this Agreement contemplates shall be conclusive evidence thereof and the insurance company shall be protected by relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that this Agreement authorizes any action of the Trustee. Any change or action an insurance company makes or takes, respectively, upon the written direction of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and it need not see to the distribution or further application of any money it pays to the Trustee or paid in accordance with the written direction of the Trustee.-------------------------

---SECTION TEN POINT TWO (10.2): NON-ASSIGNABILITY OF INTEREST: Except as may be provided in the Plan, a benefit which is payable out of the Fund to any person (including any Participant or any Beneficiary) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person. ---------------------------------

---SECTION TEN POINT THREE (10.3): CONSTRUCTION OF AGREEMENT: This Agreement and the Fund created hereby shall be construed, administered and enforced in accordance with the provisions of ERISA, and to the extent not inconsistent therewith, according to the laws of the Commonwealth of Puerto Rico. Transfers of funds or other property to the Trustee shall be deemed to take place in the Commonwealth of Puerto Rico.-----

---SECTION TEN POINT FOUR (10.4): SEVERABILITY: Should any provisions of this Agreement, or rules, and regulations adopted hereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect any of the other provisions herein or therein contained unless such illegality shall make impossible or impractical the functioning of this Agreement, and, in such case, the appropriate parties shall immediately amend this Agreement.-----------------------------------

---SECTION TEN POINT FIVE (10.5): TITLES AND HEADINGS: The titles and headings of the sections in this Agreement are placed herein for convenience of reference only; in case of any conflict, the text of this instrument, rather than such titles or headings, shall control.--------------------------

------------------LEGAL WARNINGS------------------

---I, the Notary, GIVE FAITH, of having given the appearing parties all necessary and pertinent legal warnings relating to this act, specifically the following:----------------------------------------

---(a) Of their right to have witnesses present at the execution of this public deed, which right they waived; b) The substantive content of this instrument and of its legal effect; (c)The appearing parties represent that they have understood all legal warnings and the possible legal consequences of everything explained to them.

--------------------ACCEPTANCE--------------------

---The appearing parties hereby accept, ratify, and confirm this Deed, and I, the Notary Public, do hereby certify that I have advised them as to the pertinent legal warnings and of the legal effects of the present document, as well as of their rights under the Notarial Law of Puerto Rico to have two witnesses appear herein and read and sign this Deed together with them, which right they have waived, and they have read this Deed, to which fact I hereby certify, the said appearing parties approve and ratify its contents and sign the same before me, and affix their initials on each and every page of this instrument all before me, the Notary Public.-------------------------------------------

/s/ Carston T. Wells, Jr.

/s/ Maryvette Velazquez Torres

/s/ Ivelisse Collazo Rivera